Exhibit 99
Form 4 — Joint Filer Information

Name:	MetLife Insurance Company of Connecticut*

Address:	10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Thomas C. Hoi
Assistant Secretary
Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Kayne Anderson MLP Investment Company (“KYN”)

Date of Event Requiring Statement:	November 28, 2008

Signature:	/s/ Thomas C. Hoi

Thomas C. Hoi, Assistant Secretary

Name:	MetLife Reinsurance Company of Charleston*

Address:	10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Thomas C. Hoi
Assistant Secretary
Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Kayne Anderson MLP Investment Company (“KYN”)

Date of Event Requiring Statement:	November 28, 2008

Signature:	/s/ Thomas C. Hoi

Thomas C. Hoi, Assistant Secretary
*Metropolitan Life Insurance Company as a direct purchaser of $27,000,000 and MetLife Insurance Company of Connecticut and MetLife Reinsurance Company of Charleston as direct owner/purchasers of $7,200,000 and $10,800,000, respectively, by Metropolitan Life Insurance Company, the investment manager.